AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 10, 1998
                                       INVESTMENT COMPANY ACT FILE NO. 811-4800

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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                   ----------

                                    FORM N-2

                             REGISTRATION STATEMENT
                    UNDER THE INVESTMENT COMPANY ACT OF 1940

                                AMENDMENT NO. 12

                  KLEINWORT BENSON AUSTRALIAN INCOME FUND, INC.
               (Exact Name of Registrant as Specified in Charter)

                Four Embarcadero Center, San Francisco, CA 94111
                    (Address of Principal Executive Offices)

                                 (415) 954-5400
              (Registrant's Telephone Number, including Area Code)

                               Robert J. Goldstein
                  Kleinwort Benson Australian Income Fund, Inc.
                             Four Embarcadero Center
                             San Francisco, CA 94111
                     (Name and Address of Agent for Service)

If any securities being registered on this form will be offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933, other than securities offered in connection with a dividend reinvestment plan, check the following box. |_|

It is proposed that this filing will become  effective  (check  appropriate box)
     |_| when declared effective pursuant to section 8(c)

If  appropriate,  check the  following  box:
     |_| this  post-effective  amendment
designates a new effective date for a previously filed post-effective amendment.

     |_| This form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act and the Securities Act registration statement number of the earlier effective registration statement for the same offering is -____.


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                                     PART C


ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS

         New Section 11 of the Article I of the Registrant's By-laws, as adopted December 4, 1998 by the Registrant's Board of Directors, is filed herewith as
Exhibit 2.b.


                                    SIGNATURE

         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco and State of California, on the 10th day of December 1998.

                                               KLEINWORT BENSON AUSTRALIAN
                                               INCOME FUND, INC.



                                              By  /s/ Robert Goldstein
                                                ------------------------------
                                                   Robert J. Goldstein
                                                   Secretary


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                                  EXHIBIT INDEX


Exhibit No.      Description                                   Method of Filing
-----------      ----------------------------------------      -----------------
2.b.             New Section 11 of Article I of the            Filed Herewith.
                 Registrant's By-laws.